UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 25, 2014, ZELTIQ Aesthetics, Inc. issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2013. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 2.02 and the related Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information in this Item 2.02 and the related Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Employment Agreements

On February 25, 2014, ZELTIQ Aesthetics, Inc., entered into amended and restated employments agreements with each of: Mark Foley, its President and Chief Executive Officer; Patrick Williams, its Senior Vice President and Chief Financial Officer; Carl Lamm, its Vice President, Operations; and Sergio Garcia, its Senior Vice President, General Counsel and Secretary. These executive officers are referred to herein as the “Executive Officers.” These amended and restated employments agreements were entered into with all four named Executive Officers primarily:

(1) to provide that in the event of a change of control of ZELTIQ that would trigger accelerated vesting of equity awards for such Executive Officers under their employment agreements, the acceleration of vesting would be with respect to all unvested shares subject to any equity awards held by the respective Executive Officer, rather than, with respect to Messrs. Foley, Williams and Garcia as previously provided in their employment agreements, only those shares subject to specified equity awards that otherwise would have vested within the 12 months following the termination of employment; and

(2) to provide that the period in which a termination would trigger the receipt of change of control severance benefits for these Executive Officers would be three months prior to, until 18 months following, a change of control (the “Covered Period”), rather than, with respect to Messrs. Foley, Williams and Garcia as previously provided in their employment agreements, only 12 months following a change of control.

Mr. Lamm’s employment agreement did not have any change of control provisions prior to the amendment and restatement of his employment agreement.

The Executive Officers will continue to receive, in connection with a change of control in which the Executive Officer’s employment with ZELTIQ is terminated other than for “cause” or the Executive Officer resigns for “good reason” during the Covered Period (each a “Covered Termination”), consistent with the terms of their prior agreements (other than Mr. Lamm’s, which previously did not include such benefits), continuation of base salary for 12 months.

Consistent with the terms of their prior agreements, in the event of a Covered Termination Messrs. Foley and Williams will also continue to receive COBRA health insurance premiums for 12 months (or a shorter period if the Executive Officer becomes eligible for health insurance benefits through another employer), and additional changes were made to Messrs. Garcia’s and Lamm’s agreements to provide these COBRA premium benefits consistent with the terms of the prior agreements with Messrs. Foley and Williams. With respect to Messrs. Williams’, Lamm’s and Garcia’s agreements, additional changes were made to also provide that in the event of a Covered Termination they will receive their target bonus for the year in which their employment terminates (Mr. Foley’s agreement already included such provision).

With respect to Messrs. Williams’, Lamm’s and Garcia’s agreements, the following additional changes were also made (Mr. Foley’s agreement already included similar provisions, but providing him with 12 months base salary and COBRA premiums rather than the nine months base salary and COBRA premiums provided for the other Executive Officers as described below) to provide that in the event of a termination other than for cause that does not occur during the Covered Period, the Executive Officer will receive:

(1) nine months base salary;

(2) if ZELTIQ determines to pay bonuses that year, the officer’s pro rata portion of target bonus, calculated based on the portion of the year served; and

(3) nine months of COBRA health insurance premiums (or a shorter period if the Executive Officer becomes eligible for health insurance benefits through another employer).

In addition to the modifications described above, the amended and restated employment agreements included conforming tax related provisions, and clarifying or other non-material changes.

Overachievement Bonus

On February 20, 2014, the Board of Directors of ZELTIQ with respect to Mr. Foley, and on February 21, 2014, the Compensation Committee of ZELTIQ with respect to the other Executive Officers, approved bonuses (“Overachievement Bonuses”) to the Executive Officers for ZELTIQ’s overachievement of corporate performance during 2013. These bonuses were in addition to the full payout of bonuses to the Executive Officers earned under the 2013 Corporate Bonus Plan, which bonuses had previously been paid. The amounts of the Overachievement Bonuses were as follows:

Officer	Title	Overachievement Bonus
Mark Foley	President and Chief Executive Officer	$375,000
Patrick Williams	Chief Financial Officer	$139,500
Carl Lamm	Vice President, Operations	$67,750
Sergio Garcia	Senior Vice President, General Counsel and Secretary	$41,850

2014 Salaries

On February 24, 2014, the Board of Directors of ZELTIQ with respect to Mr. Foley, and on February 21, 2014, the Compensation Committee of ZELTIQ with respect to the other Executive Officers, approved 2014 base salaries for the Executive Officers. The amounts of the 2014 base salaries were as follows:

Officer	Title	2014 Base Salary
Mark Foley	President and Chief Executive Officer	$500,000
Patrick Williams	Chief Financial Officer	$320,000
Carl Lamm	Vice President, Operations	$250,000
Sergio Garcia	Senior Vice President, General Counsel and Secretary	$310,000

2014 Bonus Plan

On February 24, 2014, the Board of Directors of ZELTIQ established the ZELTIQ 2014 Corporate Bonus Plan (the “Plan”). Pursuant to the Plan, each employee has been assigned a target bonus equal to a percentage of that employee’s annual base salary.

Under the Plan, the target bonus as a percentage of base salary for each of the Executive Officers was as follows:

Officer	Title	Percentage of Base Salary
Mark Foley	President and Chief Executive Officer	75%
Patrick Williams	Chief Financial Officer	50%
Carl Lamm	Vice President, Operations	45%
Sergio Garcia	Senior Vice President, General Counsel and Secretary	45%

In the case of Mr. Foley, 100% of his bonus will be determined based upon ZELTIQ’s achievement of the “Corporate Objective,” which is achieved if (1) the company’s actual 2014 revenue equals the revenue set forth in the company’s budget, and (2) the company’s actual 2014 EBITDA (earnings before interest, taxes, depreciation and amortization)(excluding stock-based compensation) equals the EBITDA (excluding stock-based compensation) set forth in the company’s budget. In the case of the other Executive Officers, 70% of their respective bonuses will be determined based upon ZELTIQ’s achievement of the “Corporate Objective,” and the remainder based upon their respective performances as against their respective individual goals, which are yet to be established.

No bonus will be achieved under the revenue component of the Corporate Objective unless a specified minimum amount of 2014 revenue is recognized, and no bonus will be achieved under the EBITDA (excluding stock-based compensation) component of the Corporate Objective unless a specified minimum amount of 2014 EBITDA (excluding stock-based compensation) is achieved. At the minimum levels, 50% of the Corporate Objective component of target bonuses will be earned. For amounts above these minimums, actual bonuses related to the Corporate Objective will increase, with 70% of the Corporate Objective weighted to the revenue component, and 30% weighted to the EBITDA (excluding stock-based compensation) component. The maximum bonus payable is 200% of target bonus, which with respect to the Corporate Objective will be reached if specified levels of each of the revenue component and EBITDA (excluding stock-based compensation) component, in excess of the amounts set forth in the company’s budget, are reached.

The Plan is subject to review and modification by the Compensation Committee of ZELTIQ at its discretion, and the Compensation Committee is authorized to increase or decrease the amount initially determined to be a bonus for each participant under the Plan at its discretion.

2014 Equity Grants

On February 24, 2014, the Board of Directors of ZELTIQ with respect to Mr. Foley, and on February 21, 2014, the Compensation Committee of ZELTIQ with respect to the other Executive Officers, granted stock options and restricted stock units (“RSUs”) to the Executive Officers. The number of shares subject to these equity awards were as follows:

Officer	Title	Number of Shares Subject to Stock Options	Number of Shares Subject to RSUs
Mark Foley	President and Chief Executive Officer	20,000	35,000
Patrick Williams	Chief Financial Officer	30,000	20,000
Carl Lamm	Vice President, Operations	5,000	10,000
Sergio Garcia	Senior Vice President, General Counsel and Secretary	7,500	12,000

The stock options have an exercise price equal to the closing sale price of a share of ZELTIQ common stock on the date of grant, and vest over four years. The RSUs vest over four years.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release issued on February 25, 2014, announcing financial results for the fourth quarter and full year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: February 25, 2014	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued on February 25, 2014, announcing financial results for the fourth quarter and full year ended December 31, 2013.